UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2015

STEAMPUNK WIZARDS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-184061	45-5440446
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

11620 Wilshire Blvd Office 43, Suite 900 West Wilshire Center West Los Angeles, CA		90025
Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 310.582.5939

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[X]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 1 – Registrant's Business and Operations

Item 1.01. Entry into a Material Definitive Agreement

As disclosed in the Current Report on Form 8-K that we filed on July 16, 20151 (the “Initial 8K”), we entered into a definitive share exchange agreement (the “Share Exchange Agreement”) with Steampunk Wizards Ltd., a company incorporated pursuant to the laws of Malta (“Steampunk”), Anton Lin, an individual, and the current sole officer and director of the Company (“Lin”) being the owner of record of 11,451,541 common shares of the Company and the persons listed in Exhibit A thereof (the “Shareholders”), being the owners of record of 100% of the issued share capital of Steampunk (the “Steampunk Stock”). Pursuant to the Share Exchange Agreement, we shall receive all of the Steampunk Stock and the Shareholders shall collectively receive 55% of our issued and outstanding common stock immediately after the Closing.  As a result of the exchange of the Steampunk Stock for 55% of our stock (the “Share Exchange”), Steampunk will become our wholly owned subsidiary and there will be a change of control of the Company following the closing.

As further disclosed in the Initial 8K, the closing was subject to the satisfaction or waiver of several closing conditions and was expected to occur on or before July 24, 2015.  The Share Exchange Agreement also provides that the parties may extend the closing date.

Following the closing, we are required to file another Current Report on Form 8-K disclosing same (the “Closing 8K”); the Closing 8K must include certain financial information about Steampunk (the “Steampunk Financials”).  Accordingly, the Steampunk Financials are a condition to close.  The public company accounting oversight board (“PCAOB”) audit of the Steampunk Financials is taking longer than originally expected and therefore, Steampunk and Freedom agreed to extend the closing; the parties are circulating an amendment to the Share Exchange Agreement to extend the closing date to August 7, 2015, provided however that the officers of Steampunk and Freedom may further extend the closing until August 21, 2015 if additional time is needed to complete the required audit and the parties maintain the right to extend the closing for any reason upon mutual written agreement.  The parties are working together to supply the information needed to complete the audit and close as soon as possible.

A form of the Amendment is attached hereto as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Form of Amendment No. 1 to the Share Exchange Agreement

1 There is a typo in the Initial 8K – the Share Exchange Agreement was entered into and dated July 15, 2015, not July 14, 2015 as stated in the body of the Initial 8K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 27, 2015	Steampunk Wizards, Inc.

	By:	/s/ Anton Lin
Anton Lin, CEO